Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (the “Agreement”), is dated as of April 17, 2026, by and among Expro Group Holdings N.V., a public company organized under the laws of the Netherlands (the “Company”), and certain investment funds and separate accounts managed by Oak Hill Advisors, L.P. (collectively, the “Holder”) as shareholders of the Company.

W I T N E S S E T H:

WHEREAS, the Company is proposing to enter into a series of transactions pursuant to which, among other things, the Company will change its jurisdiction of organization from the Netherlands to the Cayman Islands (the “Transaction”);

WHEREAS, in connection with the Transaction, the Company is proposing to amend the Company’s articles of association to (i) include a formula on the basis of which cash compensation to the Company’s shareholders who exercise their withdrawal right in connection with the Transaction can be readily determined and (ii) to provide for the conversion of shares of common stock, nominal value €0.06 per share (“Common Shares”), of the Company into shares of Class B common stock, nominal value €0.06 per share, of the Company if and to the extent the Company’s shareholders exercise their withdrawal rights (the proposals with respect to the approval of the Transaction and such amendments, collectively, the “Proposals”);

WHEREAS, the Holder is the Beneficial Owner of 11,961,960 Common Shares (the “Covered Securities”); and

WHEREAS, the Company desires that the Holder agree, and the Holder is willing to agree, subject to the limitations herein, to vote its Covered Securities in a manner so as to facilitate consummation of the Transaction.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

Article I
GENERAL

1.1           Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below.

“Affiliate” shall mean, as to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person and, in respect of the Holder, any investment fund, vehicle, holding company or separately managed account, in each case, for which the Holder, the discretionary manager or advisor of such Holder, or any Affiliate of the Holder serves as the general partner, managing member or discretionary manager or advisor; provided that limited partners, non-managing members or other similar direct or indirect investors in the Holder (in their capacities as such) shall not be deemed to be Affiliates of the Holder; provided, further, that the Holder shall not be deemed to be an Affiliate of the Company or any of their respective Subsidiaries for purposes of this Agreement and neither the Company nor any of its Subsidiaries shall be deemed to be Affiliates of the Holder for purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities. Notwithstanding anything to the contrary herein, a Person shall not be deemed to be a member of a “group” with any other Person for purposes of this definition of “Beneficially Own” or “Beneficial Ownership” solely on account of being party to the Company Shareholders Agreement.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Company” has the meaning set forth in the Preamble.

“Covered Securities” has the meaning set forth in the Recitals.

“Holder” has the meaning set forth in the Preamble.

“Proposals” has the meaning set forth in the Recitals.

“Termination Date” has the meaning set forth in Section 6.4.

“Transaction” has the meaning set forth in the Recitals.

“Transfer” means any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Covered Securities owned by the Holder (whether beneficially or of record), including in each case through the Transfer of any Person or any interest in any Person.

Article II
ADDITIONAL SHARES

2.1           Additional Purchases; Adjustments. The Holder agrees that any additional shares of capital stock or other equity (or any right or interest therein) of the Company that the Holder purchases or otherwise acquires or with respect to which the Holder otherwise acquires Beneficial Ownership or voting power after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Covered Securities as of the date hereof (and shall be deemed “Covered Securities” for all purposes hereof), and the Holder shall promptly notify the Company of the existence of any such acquired Covered Securities. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Covered Securities, the terms of this Agreement shall apply to the resulting securities.

Article III
AGREEMENT TO VOTE

3.1           Agreement to Vote. Prior to the Termination Date, on and subject to the terms and conditions set forth herein, the Holder irrevocably agrees that such Holder shall, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting), however called, of the shareholders of the Company, appear at such meeting or otherwise cause the Covered Securities to be counted as present thereat for purpose of establishing a quorum and vote, or cause to be voted, at such meeting all Covered Securities in favor of approval of the Proposals. Any attempt by the Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of) the Covered Securities in contravention of this Section 3.1 shall be null and void ab initio. If the Holder is the Beneficial Owner, but not the holder of record, of any Covered Securities, the Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Covered Securities in accordance with this Section 3.1. Notwithstanding anything to the contrary in this Agreement, the Holder shall remain free to vote (or execute consents or proxies with respect to) the Covered Securities with respect to any matter other than as set forth in this Section 3.1 in any manner the Holder deems appropriate.

Article IV
ADDITIONAL AGREEMENTS

4.1           Waiver of Dissenters or Withdrawal Rights; Litigation. To the fullest extent permitted by any law, the Holder hereby irrevocably and unconditionally waives, and agrees not to exercise, any appraisal, dissenters, withdrawal or other similar rights under any applicable law relating to the Transaction that the Holder may have by virtue of the ownership of any Covered Securities.

4.2           Further Assurances. The Holder agrees that, during the term of this Agreement, the Holder shall and shall cause such Holder’s controlled Affiliates to take no action that would reasonably be expected to adversely affect or delay the ability to perform the Holder’s respective covenants and agreements under this Agreement.

4.3           Fiduciary Duties. The Holder is entering into this Agreement solely in such Holder’s capacity as the record or Beneficial Owner of the Covered Securities and nothing herein is intended to or shall limit or affect any actions taken by the Holder or any of the Holder’s designees, as applicable, serving in his or her capacity as a director or officer of the Company or any of its Subsidiaries. The taking of any actions (or failures to act) by the Holder’s designees serving as a director or officer of the Company or any of its Subsidiaries (in such capacity as a director or officer) shall not be deemed to constitute a breach of this Agreement. For the avoidance of doubt, all action taken by a Holder hereunder shall be deemed solely in such Holder’s capacity as the record or Beneficial Owner of the Covered Securities and shall not be imputed to, and shall not be considered to be any action of, such designees of the Holder.

Article V
REPRESENTATIONS AND WARRANTIES OF THE HOLDER

5.1           Representations and Warranties. The Holder hereby represents and warrants as follows:

(a)           Ownership. The Holder has, with respect to the Covered Securities, Beneficial Ownership of, good and valid title to and full and exclusive power to vote, agree to all of the matters set forth in this Agreement and to Transfer the Covered Securities. The Covered Securities constitute all of the Common Shares owned of record or Beneficially Owned by the Holder as of the date hereof, and all of the Covered Securities are held by the Holder free and clear of all Liens, other than Liens arising under the organizational documents of the Company and the Company Shareholders Agreement. Other than this Agreement and Liens arising under the organizational documents of the Company and the Company Shareholders Agreement, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any person any of the Covered Securities and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Covered Securities.

(b)           Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The Holder has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform the Holder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law)), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.

(c)           No Violation. The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any law applicable to the Holder; (ii) violate any order, judgment or decree applicable to the Holder or any of its Affiliates; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder or any of its Affiliates is a party or any term or condition of its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy the Holder’s obligations hereunder.

(d)           Consents and Approvals. The execution and delivery by the Holder of this Agreement, and the performance of the Holder’s obligations hereunder, do not require the Holder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Body, except such filings and authorizations as may be required under the Exchange Act.

(e)           Absence of Litigation. As of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending, or, to the actual knowledge of the Holder, threatened in writing, against the Holder that would prevent the performance by the Holder of its obligations under this Agreement on a timely basis.

(f)            Absence of Other Voting Agreements. Except as contemplated by this Agreement or as set forth in the Company Shareholders Agreement, the Holder (i) has not entered into, and shall not enter into at any time prior to the earlier of the Termination Date and the Effective Time, any voting agreement or voting trust with respect to the Covered Securities and (ii) has not granted, and shall not grant at any time prior to the earlier of the Termination Date and the Effective Time, a proxy or power of attorney with respect to the Covered Securities, in either case, which is inconsistent with the Holder’s obligations pursuant to this Agreement. Other than with respect to the Company Shareholders Agreement, none of the Covered Securities are subject to any pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Covered Securities subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

Article VI
MISCELLANEOUS

6.1           Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing (each, a “Holder Related Party”) shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement or in respect of any oral representations made or alleged to have been made in connection herewith (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement. The Company acknowledges that no Holder nor any Holder Related Party has made, and the Company has not relied upon, any representation related to the matters contemplated by this Agreement, except as set forth in Article V.

6.2           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Securities. All rights, ownership and economic benefits of and relating to the Covered Securities shall remain vested in and belong to the Holder, and the Company shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Holder or exercise any power or authority to direct the Holder in the voting or disposition of any Covered Securities, except as otherwise expressly provided herein.

6.3           Disclosure. The Holder consents to and authorizes the publication and disclosure by the Company of the Holder’s identity and holding of Covered Securities, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release and any disclosure document required in connection with this Agreement, the Transaction or the Proposals; provided, however, that the Company shall have shared the proposed disclosure with the Holder, given Holder reasonable opportunity to review and comment on such proposed disclosure and considered in good faith any changes to such proposed disclosure suggested by the Holder.

6.4           Termination. This Agreement shall terminate upon earlier of July 31, 2026 and the date that the Company obtains shareholder approval of the Transaction (such date, the “Termination Date”). Neither the provisions of this Section 6.4 nor the termination of this Agreement shall relieve (a) any party hereto from any liability of such party to any other party incurred prior to such termination or (b) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement.

6.5           Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto.

6.6           Extension; Waiver. The parties hereto may, to the extent legally allowed:

(a)           extend the time for the performance of any of the obligations or other acts of the other party hereunder;

(b)           waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; or

(c)           waive compliance with any of the covenants, obligations or conditions contained in this Agreement;

provided, however, that, in each case, such extension or waiver or any consent given under this Agreement shall be valid only if it is made in writing and signed by the party (or parties) against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by the Company in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of any such right, power or privilege or the exercise of any other right power or privilege. To the maximum extent permitted by applicable laws, (a) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (b) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

6.7           Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Transaction is consummated.

6.8           Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand, by email or by overnight courier service (except for notices specifically required to be delivered orally). Such communications shall be deemed given to a party (a) at the time and on the date of delivery, if delivered by hand or by email and (b) on the first Business Day following the date on which sent by overnight service by a nationally recognized courier service (costs prepaid). Such communication in each case shall be delivered to the following addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, or person as a party may designate by notice to the other party):

if to the Holder, to:

Oak Hill Advisors, L.P.

One Vanderbilt Avenue, 16th Floor

New York, New York 10017

Attn:	Legal Department

E-mail:	legaloha@oakhilladvisors.com

if to the Company, to:

Expro Group Holdings N.V.
1311 Broadfield Blvd., Suite 400
Houston, Texas 77084
Attention:          John McAlister, Group General Counsel
E-mail:               John.McAlister@exprogroup.com

With a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, Texas 77002
Attention:         Tull R. Florey
Email:                tflorey@gibsondunn.com

6.9           Interpretation.

(a)           In this Agreement, unless a clear contrary intention appears:

(i)              the singular number includes the plural number and vice versa;

(ii)             reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually;

(iii)            reference to any gender includes each other gender;

(iv)           reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)            reference to any law means such law as amended, modified, codified, replaced, or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement, or reenactment of such Section or other provision;

(vi)           “hereunder,” “hereof,” “hereto,” “herein,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision;

(vii)           “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(viii)         “or” is used in the inclusive sense of “and/or;”

(ix)            with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding;”

(x)             “will” shall be construed to have the same meaning and effect as the word “shall”;

(xi)            “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”;

(xii)           references to days means calendar days; and

(xiii)          references to documents, instruments, or agreements shall be deemed to refer as well to all addenda, exhibits, schedules, or amendments thereto (but only to the extent, in the case of documents, instruments, or agreements that are the subject of representations and warranties set forth herein, copies of all addenda, exhibits, schedules, or amendments have been provided on or prior to the date of this Agreement to the party to whom such representations and warranties are being made).

(b)           The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.10         No Presumption Against Drafting Party. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

6.11         Counterparts. This Agreement may be executed in several counterparts, all of which shall be deemed an original and all of which shall constitute one and the same instrument and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party; it being understood that all parties need not sign the same counterpart.

6.12         No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties hereto are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

6.13         No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, shall confer upon any Person (other than the parties) any right, benefit or remedy of any nature under or by reason of this Agreement.

6.14         Entire Agreement. This Agreement and any other document or instrument referred to herein constitute the entire agreement among the parties and supersede all other prior or contemporaneous agreements and understandings, both written and oral, among or between the parties hereto with respect to the subject matter hereof and thereof.

6.15         Governing Law; Venue; Waiver of Jury Trial.

(a)           This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the applicable principles of conflicts that might require the application of laws of any other jurisdiction.

(b)           In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, County of New York or to the extent such court does not have subject matter jurisdiction, the United States District Court for the Southern District of New York, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 6.15, (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 6.8 of this Agreement.

(c)           EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.16         Assignment. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties and their respective successors and assigns.

6.17         Specific Performance. The parties hereto acknowledge and agree that each party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any party could not be adequately compensated by monetary damages alone. Accordingly, in addition to any other right or remedy to which any party hereto may be entitled, at law or in equity, each party shall be entitled to enforce any provision of this Agreement, by a decree of specific performance and temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. In the event that any action shall be brought by a party in equity to enforce the provisions of this Agreement, no other party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law or that the award of specific performance is not an appropriate remedy for any reason of law or equity.

6.18         Severability. If any provision of this Agreement (or portion thereof) is held invalid, illegal, or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement (or portion thereof) will remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

6.19         Delivery by Electronic Transmission. This Agreement may be executed by .pdf signature and a .pdf signature shall constitute an original for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

EXPRO GROUP HOLDINGS N.V.

By:	/s/ John McAlister
Name:	John McAlister
Title:	General Counsel and Secretary

[Signature Page to the Voting and Support Agreement]

HOLDER:

OAK HILL ADVISORS, L.P., on behalf of certain investment funds and separate accounts that it manages

By:	/s/ William H. Bohnsack, Jr.
Name:	William H. Bohnsack, Jr.
Title:	Authorized Signatory

[Signature Page to the Voting and Support Agreement]